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STANDARD LEASE AGREEMENT                                      13,430 square feet
Trammell Crow Company
Dallas Industrial 85-Mod NE                                        Markison Road

                                                               Dallas, TX  75238

                                                                Code:  214211-24


                                 Lease Agreement

     THIS LEASE  AGREEMENT,  made and entered into by and between  CROW-MARKISON
22-27,  LIMITED  PARTNERSHIP   hereinafter  referred  as  "Landlord",   and  WEB
TECHNOLOGY, INC. hereinafter referred to as "Tenant";

                              W I T N E S S E T H:

     1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Dallas, State of Texas, more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the premises. If the premises consist of the entire leaseable area of the building shown on EXHIBIT "A", then the premises include such entire building with all land and improvements shown on EXHIBIT "A" (such entire building, land and improvements being called the "Project").

     TO HAVE AND TO HOLD the same for a term commencing on the "commencement date" as hereinafter defined, and ending 60 months thereafter, provided, however, that, in the event the "commencement date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "commencement date".

     A. The  "commencement  date" shall be  ___________________________________.
Tenant acknowledges that it has inspected and accepts the premises, and specifically the buildings and improvements comprising the same, in their present condition as suitable for the purpose for which the premises are leased. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the premises, nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the premises prior to said "commencement date," Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the "commencement date"; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After the commencement date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises.


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     [Paragraph A Intentionally Deleted]

     B. In the event this lease pertains to a building to be constructed, the provisions of this subparagraph B shall apply in lieu of the provisions of subparagraph A above and the "commencement date" shall be the date upon which the buildings and other improvements erected and to be erected upon the premises shall have been substantially completed in accordance with the plan and specifications described on Exhibit "B" attached hereto and incorporated herein by reference. Delays of any nature whatsoever attributable to the acts or omissions of Tenant or its employees, agents or contractors, shall not be cause for delay of the commencement date. Landlord shall notify Tenant in writing as soon as Landlord deems said buildings and other improvements to be completed and ready for occupancy as aforesaid. In the event that said buildings and other improvements have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord in writing of its objections. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that said buildings and other improvements are completed and ready for occupancy. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the plans and specifications and that the premises are in good and satisfactory condition, as of when possession was so taken. Tenant acknowledges that no representations as to the repair of the premises have been made by Landlord, unless such are expressly set forth in this lease. After such "commencement date" Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises. In the event of any dispute as to substantial completion or work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive,

     2. BASE RENT AND SECURITY DEPOSIT.

     A. Tenant agrees to pay to Landlord rent for the premises, in advance, without demand, deduction or set off, for the entire term hereof at the rate of See Special Provision 22a Dollars ($ *? ) per month. One such monthly installment plus other monthly charges as set forth in paragraph 2C below shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated.

     B. In addition Tenant agrees to deposit with Landlord on the date hereof the sum of Seven Thousand Five and 98/100 Dollars ($7,005.98), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this lease that all of Tenant's obligations under this lease have been fulfilled. If, during the term of this Lease, Landlord, in Landlord's sole opinion, judgment and discretion, deems itself insecure as to the performance or prospect of performance by Tenant as to any of Tenant's obligations pursuant to this Lease, Tenant shall be required to provide Landlord with an additional security deposit, in an amount and form acceptable to Landlord. [Last sentence intentionally deleted.]

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     C. Tenant  agrees to pay its  proportionate  share of (i) Taxes  payable by
Landlord pursuant to Paragraph 3(A) below, (ii) common utilities pursuant to Paragraph 8 below, and (iii) Landlord's costs of carrying fire and extended coverage insurance on the Project improvements pursuant to Paragraph 9(A) below. During each month of the term of this lease, Tenant shall make a monthly escrow deposit with Landlord, equal to 1/12 of its proportionate share of all such items which will be due and payable for that particular year. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2(C) to pay such costs. The initial monthly escrow payments are based upon Tenant's proportionate share of the estimated amounts for the year in question, and the monthly escrow payments are subject to increase or decrease as determined by
Landlord  to  reflect  an  accurate   monthly   escrow  of  Tenant's   estimated
proportionate share of all such items. The escrow payment account of Tenant shall be reconciled annually. If the Tenant's total escrow payments are less than Tenant's actual proportionate share of all such items, Tenant shall pay to Landlord upon demand the difference; if the total escrow payments of Tenant are more than Tenant's actual proportionate share of all such items, Landlord shall retain such excess and credit it to Tenant's next accruing escrow account payments. Tenant's "proportionate share" shall be a fraction, the numerator of which shall be the number of leaseable square feet of floor space in the premises and the denominator of which shall be the number of leasable square feet of the entire building. The amount of the initial monthly escrow payments are as follows:

(1)  Base Rent as set forth in Paragraph 2(A)..........................    $*
(2)  Initial Tax Escrow Payment........................................  $559.58
(3)  Initial Insurance Escrow Payment..................................   $11.19
(4)  Initial Utility charge, Electric: $44.77, Water: $22.38...........   $67.15
(5)  Other, Landscaping: $201.45, Maintenance: $11.19..................  $212.64
(6)  Administrative fee of 10% of items (2) through (5)................  $n/a
                  Monthly Payment Total................................    $*

     3. TAXES.

     A. Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever including without limitation assessments due to deed restrictions and/or owner associations (collectively referred to herein as "Taxes") which accrue against the Project or any part thereof.

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     B. If at any time  during the term of this  lease,  the  present  method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part, thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

     C. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant's proportionate share of the cost of such service.

     D. Any payment to be made pursuant to this Paragraph 3 with respect to the calendar year in which this lease commences or terminates shall be prorated.

     4. LANDLORD'S REPAIRS. Landlord shall at his expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     5. TENANT'S REPAIRS.

     A. Tenant shall at its own cost and expense keep and maintain all parts of the premises (except those for which Landlord is expressly responsible under the terms of this lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, regular mowing of any grass, trimming, weed removal and general landscape maintenance, including rail spur areas, keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition, and maintaining any spur track servicing the premises (Tenant agrees to sign a joint maintenance agreement with the railroad company servicing the premises, if requested by the railroad company). Tenant shall at its own cost and expense repaint exterior overhead doors, canopies, entries, handrails, gutters, and other exposed parts of the building which reasonably require periodic repainting to prevent deterioration or to maintain aesthetic standards.

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     B. The cost of maintenance  and repair of any common party wall, (any wall, divider, partition or any other structure separating the premises from any adjacent premises occupied by other tenants) shall be shared equally by Tenant and the tenant occupying adjacent premises. Tenant shall not damage any party wall or disturb the integrity and support provided by any party wall and shall, at its sole cost and expense, promptly repair any damage or injury to any party wall caused by Tenant or its employees, agent or invitees.

     C. In the event the premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers and licensees shall have the exclusive right to use the parking areas designated on Exhibit "C", attached hereto, if any, as may be designated by Landlord in writing, [previous sentence intentionally omitted] subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. Parking spaces have been provided in accordance with applicable local building codes and Tenant agrees not to use more spaces than so provided.

     D. Further, Landlord reserves the right to perform the paving and landscape maintenance, exterior painting and common sewage line plumbing which are otherwise Tenant's obligations under subparagraph A above, and Tenant shall, in lieu of the obligations set forth under subparagraph A above with respect to such items, be liable for its proportionate share (as defined in subparagraph
21B) of the cost and expense of the care for the grounds around the building, including but not limited to, the mowing of grass, care of shrubs, general landscaping, maintenance of parking areas, driveways and alleys, exterior repainting and common sewage line plumbing; provided, however, that Landlord shall have the right to require Tenant to pay such other reasonable proportion of said mowing, shrub care and general landscaping costs and security services costs as may be determined by Landlord in its sole discretion; and further provided that if Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as additional rent. Tenant shall pay when due its share, determined as aforesaid, of such costs and expenses along with the other tenants of the building to Landlord upon demand, as additional rent, for the amount of its share as aforesaid of such costs and expenses in the event Landlord elects to perform or cause to be performed such work.

     E. In the event the premises constitute a portion of a multiple occupancy building, Landlord shall have the right to coordinate any repairs and other maintenance of any rail tracks serving or to serve the building, and if Tenant uses such rail tracks, Tenant shall reimburse Landlord from time to time upon demand, as additional rent, for a share of the costs of such repairs and maintenance and any other sums specified in any agreement to which Landlord is a party respecting such tracks, such share to be a fraction, the numerator of which is the space contained in the premises, and the denominator of which is the entire space occupied by rail users in the building.

     F. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/ maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the premises.

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     6.  ALTERATIONS.  Tenant  shall  not make  any  alterations,  additions  or improvements to the premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition by the date of termination of this lease or upon earlier vacating of the premises; provided, however, that if Landlord so elects prior to termination of this lease or upon earlier vacating of the premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the premises and shall be delivered up to the Landlord with the premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the premises if required by Landlord; upon such removal Tenant shall restore the premises to their original condition. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the premises.

     7. SIGNS.

     A. Tenant agrees to have signage program approved by Landlord in accordance with Landlord's criteria and subject to Landlord's written approval prior to the commencement date of this lease. The Tenant, upon vacation of the premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting, and/or replacement of the building facia surface to which signs are attached. Landlord gives its approval for Tenant to apply exterior signage to the premises that is similar in appearance to Tenant's current exterior signage at 10520 Plano Road, Suite 104, Dallas, Texas.

     B. Tenant shall not, without Landlord's prior written consent (i) make any changes to or paint the store front; or (ii) install any exterior lights, decorations or paintings; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the premises, excepting only dignified displays of customary type for its display windows. All signs, decorations, advertising media, blinds, draperies and other window treatment of bars or other security installations visible from outside the premises shall conform in all respects to the criteria established by Landlord for the Project from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times. Landlord reserves the right to designate a uniform type of sign for the Project to be installed by Tenant (or, at Landlord's option, by Landlord), but in any event to be paid for by Tenant.

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     8. UTILITIES.  Landlord agrees to provide at its cost water and electricity service connections into the premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other premises. Landlord shall in no event be liable for any interruption or failure of utility services on the premises.

     9. FIRE AND CASUALTY DAMAGE.

     A. Landlord agrees to maintain insurance covering the building of which the premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such coverage is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 9B and 9D below, such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant agrees to pay, to Landlord, as additional rental, Landlord's cost of maintaining such insurance on said building (or, in the event the premises constitute a portion of a multiple occupancy building, Tenant's full proportionate share (as defined in subparagraph 21B) of such cost). Said payments shall be made to Landlord within ten (10) days after presentation to Tenant of Landlord's statement setting forth the amount due. Any payment to be made pursuant to this subparagraph A, with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as that part of such year covered by the term of this lease bears to a full year.

     B. If the buildings situated upon the premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     C. If the buildings situated upon the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

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     D. If the  buildings  situated  upon the premises  should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 9(A) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, or about the premises by Tenant. and except that Tenant shall pay to Landlord upon demand any amount by which Landlord's cost of such rebuilding, repair and/or replacement exceeds net insurance proceeds paid to Landlord in connection with such damage. [previous sentence intentionally omitted] If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

     E. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then
Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     F. Anything in this lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the premises, improvements to the building of which the premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent of the insurance proceeds payable under the policies of insurance covering the property. Because this subparagraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this lease agrees immediately to give each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and to have the insurance policies property endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this subparagraph.

     10. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees of any other person entering upon the premises, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the premises; (ii) the condition of the premises; (iii) Tenant's operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $500,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $100,000 per occurrence in respect of property damage or destruction, including loss of use thereof, All such policies shall be procured by Tenant from reaponsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

     11. USE. The demised premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the premises are situated or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable, Tenant will not permit the premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other Tenants for the building in which Tenant occupies space is caused by Tenant's use and occupancy of the premises, or if Tenant vacates the premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.

     12. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required or permitted to made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall give the right to erect on the premises a suitable sign indicating the premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     13. ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not have the right to assign, sublet, transfer or encumber this lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. All cash or other proceeds of any assignment, such proceeds as exceed the rentals called for hereunder in the case of a subletting and all cash or other proceeds of any other transfer of Tenant's interest in ths lease shall be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. Any assignment, subletting or other transfer of Tenant's interest in this lease shall be for an amount equal to the then fair market value of such interest. These covenants shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. Any assignee, sublessee or transferee of Tenant's interest in this lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     B. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et. seq., (the "Bankruptcy Code"), any and all monies or ther considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

     C. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C.ss. et. seq., shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument of confirming such assumption.

     14. CONDEMNATION.

     A. If the whole or any substantial part as determined by Landlord of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are being used, as determined by Landlord this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

     B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     C. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Project, or any part thereof, shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures and improvements if a separate award for such items is made to Tenant.

     15. HOLDING OVER. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph 14 shall not be construed consent for Tenant to hold over.

     16. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full rights and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease,

     17. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease:

     A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

     B. The Tenant or any guarantor of the Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or the Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or the Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; or

     C. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which it is not fully stayed within seven business days after the entry thereof or (ii) shall remain undismissed for a period of 45 days.

     D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

     E. Tenant shall generally not pay its debts as such debts become due.

     F. Tenant shall vacate all or a substantial portion of the premises, whether or not Tenant is in default of the rental payments due under this lease.

     G. Tenant shall fail to discharge any lien placed upon the premises in violation of Paragraph 20 hereof within twenty (20) days after any such lien or encumbrance is filed against the premises.

     H. Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 17), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

     I. Tenant shall fail to continuously operate its business at the Demised Premises for the permitted use set forth in paragraph 11, whether or not Tenant is in default of the rental payments due under this Lease,

     18. REMEDIES.

     A. Upon the occurrence of any of such events of default described in Paragraph 17 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

          (1) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor.

          (2) Enter upon and take possession of the premises and expel or remove Tenant and any other person who maybe occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor.

          (3) Enter upon the premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

          (4) Alter all locks and other security devices at the premises without terminating this lease.


     B. In the event Landlord may elect to regain possession of the premises by a forcible detainer proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this lease is, in part, consideration for this waiver.

     C. In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     D. In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

     E. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

     F. In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the greater of (i) [preceding words intentionally omitted] the total rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration stated in Paragraph 1). and (ii) the then present value of the then fair rental value of the premises for such period. [preceding words intentionally omitted.]

     G. In the event that Landlord elects to repossess the premises without terminating the lease, or in the event Landlord elects to terminate the Lease, then Tenant, at Landlord's option shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Paragraph 1 diminished by any net sums thereafter received by Landlord through reletting the premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 18(G) below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

     H. In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees which shall be not less than fifteen percent (15%) of all sums then owing by Tenant to Landlord whether suit is actually filed or not.

     I. In the event of termination or repossession of the premises for an event of default, Landlord shall not have any obligations to relet or to attempt to relet the premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portions of the premises for any period to any tenant and for any use and purpose.

     J. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the premises for such, purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

     K. In the event of any default by Landlord, Tenant's exclusive remedy shall be an actions for damages (Tenant hereby waiving the benefit of any laws granting it a liens upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the premises, and in the event of the transfer by such owner of its interest in the premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provisions hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the premises; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any party Landlord.

     L. In the event that Landlord shall have taken possession of the premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from such premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portions of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's Predecessor's signature thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     M. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of section 502(b)(7) of the Bankruptcy Code, 11 U.S.C.ss. 502(b)(7).

     N. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of sections 365(c) and 365(e)(2) of the Bankruptcy Code, 11 U.S.C.ss.ss. 365(c), 365(e)(2).

     O. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq., (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

     P. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq., shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     19. MORTGAGES. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage.

     20. MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.

     A. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the premises.

     B. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

     21. MISCELLANEOUS

     A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     B. In the event the premises constitute a portion of a multiple occupancy building, Tenant's "proportionate share", as used in this lease, shall mean a fraction, the numerator of which is the space contained in the premises and the denominator of which is the entire space contained in the building.

     C. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assigns, in whole or in part, its rights and obligations in the building and property that are the subject of this lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter this lease.

     D. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

     E. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, a Certificate of Occupancy and an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.

     F. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect.

     H. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 21(H).

     I. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provisions as may be possible and be legal, valid and enforceable.

     J. Because the premises are on the open market and are presently being shown, this lease shall be treated as an offer with the premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the premises without notice, and this lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

     K. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of the, on which all parties hereto have executed this lease.

     L. Tenant represents and warrants that it has dealt with no broker, agent or other person, in connection with this transaction, or that no broker, agent or other person brought about this transaction, other Phil Collins Realtors, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     M. If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporations, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively shall be bound by notices given in accordance with the provisions of Paragraph 23 hereof to the same effect as if each had received such notice.

     22. ADDITIONAL PROVISIONS.

     See Special Provisions

     23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

          (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

          (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

          (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

                             LANDLORD:                          TENANT:

         CROW-MARKISON 22-27 LIMITED PARTNERSHIP       WEB TECHNOLOGY, INC.
         3500 LTV Center                               ___________ Markison Road
         2001 Ross Avenue                              Dallas, TX  75238
         Dallas, TX  75201-2997

         With notice to:

         9696 Skillman, #250
         Dallas, TX  75234

     24. LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the premises subject to this Lease, which is located at _____ Markison Road, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. Products of collateral are also covered. In the event of a default under this lease, Landlord shall have, in additions to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this paragraph at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and security agreement serves as a financing statement and that a copy or photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the premises subject to thus Lease and legally described in Exhibit "A", attached hereto and incorporated herein by this reference, and is to filed for record in the real estate records. The record owner of this property is Trammell Crow Company. Tenant warrants that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes.

     EXECUTED BY LANDLORD, this ___ day of ____________, 19__.

Attest/Witness                               CROW-MARKISON 22-27, LIMITED
                                             PARTNERSHIP


__________________________________           By_________________________________
                                               Russell I. McArron, Jr.

Title:____________________________           Title:  Managing General Partner

     EXECUTED BY TENANT, this ___ day of ____________, 19__.

Attest/Witness                               WEB TECHNOLOGY, INC.


__________________________________           By_________________________________

Title:____________________________           Title:_____________________________

                             SPECIAL PROVISIONS FOR
                              WEB TECHNOLOGY, INC.


22a. Base Rent. Tenant's base rental payment schedule (using the definition of rental as described in 2A of the Lease) shall be as follows:

                    Months                        Monthly Base Rental
                    ------                        -------------------
                     1-12                              $5,179.44
                    13-24                              $5,649.44
                    25-36                              $6,149.44
                    37-48                              $6,649.44
                    49-60                              $7,149.44


22b. Cap on Landscape Maintenance and General Maintenance. It is agreed and understood that landscape maintenance and general maintenance only will not exceed the following amounts throughout the primary term of this lease. This cap on landscape maintenance and general maintenance will not be granted for any renewal term.

                            Landscape Maintenance           Monthly Landscape
             Months          Per Sq Ft. Per Year             Maint. Charges
             ------          -------------------             --------------
              1-12                  $0.1800                     $201.45
              13-24                 $0.1890                     $211.52
              25-36                 $0.1985                     $222.15
              37-48                 $0.2084                     $233.23
              49-60                 $0.2188                     $244.87


                             General Maintenance           Monthly Maintenance
             Months          Per Sq Ft. Per Year                 Charges
             ------          -------------------                 -------
              1-12                  $0.0100                      $11.19
              13-24                 $0.0105                      $11.75
              25-36                 $0.0110                      $12.31
              37-48                 $0.0116                      $12.98
              49-60                 $0.0122                      $13.65

22c. Renewal Option. Provided that Tenant is not in default of any of the terms, covenants and conditions hereof, and this Lease has not been assigned or the premises (or a part thereof) sublet, Tenant shall have the right and option to extend the original term of this Lease for two (2) further terms of thirty six (36) months. Such extension of the original term shall be on the same terms, covenants and conditions as provided for in the original term except for this paragraph and except that the Base Rent during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas (but in no event less than the Base Rent specified in Paragraph 2a of this Lease nor greater than one hundred thirty-five percent (135%) of the average of the Base Rents specified in Paragraph 22a, above). Tenant shall deliver written notice to Landlord of Tenant's intent to exercise the renewal option granted herein not more than six (6) months nor less than four (4) months prior to the expiration of the original term of this Lease. In the event Tenant fails to deliver such written notice within the time period set forth above, Tenant's right to extend the term hereof shall expire and be of no further force and effect. In the event Landlord and Tenant fail to agree in writing upon the fair market rental within thirty (30) days after exercise by Tenant of this renewal option, Tenant's right hereunder to extend the term shall become null and void.

22d. During the original term of this lease, provided that Tenant is not then in default hereunder, Tenant shall have the first right and option to lease the adjacent space to the south of Tenant's space in Northgate II, Building
     24. Landlord shall, by written notice to Tenant, first offer to lease such space to Tenant upon the same terms and conditions and at the same rental rate as has been agreed to by Landlord and a third party. If within five
     (5) days after Landlord `gives Tenant such written notice, Landlord does not receive notice in writing that Tenant elects to lease all (and not part) of such space within five (5) days, then Tenant's right to lease such additional space shall terminate and expire and Tenant shall have no further rights pursuant to this paragraph.

22e. Nondisturbance. Upon written request from Tenant, Landlord shall use best efforts to obtain a Nondisturbance Agreement from the construction lender for this project. Furthermore, Landlord agrees to use its reasonable best efforts to obtain, upon separate written request from Tenant, a similar Nondisturbance Agreement from the mortgage lender for this project.

22f. Exhibit B. This Lease is contingent upon the signature of Exhibit B by both
     Tenant and Landlord.

                            END OF SPECIAL PROVISIONS

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION

BEING approximately 13,430 square feet out of an approximate 45,405 square foot facility, commonly known as Northgate Phase II, Building 24 located on 24 Markison in Dallas, Texas, and situated on a tract of land described as follows:

BEING 5.798 acres of land in the H. HUSTEAD SURVEY, Abstract No. 587, being part of City Block 8088, also being known as part of Block B/8088 of NORTHGATE BUSINESS PARK -- PHASE II, an addition to the City of Dallas, Texas, according to the Revised Map thereof recorded in Volume 84171, Page 3124 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at the intersection of the Northeast line of Markison Road (56' R.O.W.), and the Southeast R.O.W. line of Vista Park Road (56' R.O.W.) said point also being the beginning of a curve to the right, having a central angle of 50(degree)26'54", a radius of 202.00 feet, and tangent of 95.16 feet;

THENCE, Northeasterly along said curve to the right, an arc distance of 177.86 feet to a point of tangency, said point being in the Southeast R.O.W. line of Vista Park Road (56' R.O.W.);

THENCE, N 89(degree)34'00" E, along said South R.O.W. line of Vista Park Road, a distance of 532.38 feet, said point also being the beginning of a curve to the right, having a central angle of 90(degree)02'05", a radius of 20.00 feet, and a tangent of 20.01 feet;

THENCE, Southeasterly along said Southwest R.O.W. of Vista Park Road and said curve to the right, an arc distance of 31.43 feet to a point of tangency;

THENCE, S 00(degree)23'55" E, along said West R.O.W. line of Vista Park Road, a distance of 471.24 feet to a point, said point also being the beginning of a curve to the right, having a central angle of 39(degree)31'0l", a radius of
202.00 feet, and a tangent of 72.56 feet;

THENCE, Southwesterly along said Southwest R.O.W. line of Vista Park Road and said curve to the right an arc distance of 139.32 feet to a non-tangent point for a corner;

THENCE, N 50(degree)52'54" W, along said Northeast R.O.W. line of Markison Road, a distance of 858.05 feet to the POINT OF BEGINNING and CONTAINING 252,572.84 Square Feet or 5.798 Acres of Land.

                          SUPPLEMENTAL LEASE AGREEMENT
                                    (RENEWAL)

This Supplemental Lease Agreement made and entered into this 22nd day of April, 1993 by and between:

                     CROW-MARKISON 22-27 LIMITED PARTNERSHIP
                        2707 Stemmons Freeway, Suite 100
                               Dallas, Texas 75207
            W/ Copy to: 9696 Skillman, Suite 250, Dallas, Texas 75243

                                       and

                              WEB TECHNOLOGY, INC.
                               10501 Markison Road
                               Dallas, Texas 75238
                              (27,830 Square Feet)

This Supplemental Lease Agreement shall modify the original lease agreement (which, together with any amendments or modifications, shall be known as the "Lease") between CROW-MARKISON 22-27 (Landlord) and WEB TECHNOLOGY, INC. (Tenant) dated December 19, 1987; in which certain real estate and premises therein described and situated in the County of Dallas, and the State of Texas were demised and leased by Landlord to Tenant.

It is the sole intent of this Supplemental Lease Agreement to modify the Lease by the following terms and conditions:

1.   SIZE:

     The demised premises is hereby increased in size 14,400 rentable square feet, from 13,430 rentable square feet to 27,830 rentable square feet as cross hatched on Exhibit "A-1" to this Supplemental Lease Agreement. Therefore the demised premises shall be changed to 27,830 square feet (see Exhibit "A" attached).

2.   TERM:

     The term of the original Lease shall be renewed and extended for a further term commencing on March 1, 1993 and ending April 30, 1997.

3.   BASE RENTAL:

     The base monthly rental as described in Paragraph 2C(1) shall be $5,260.08 per month until the commencement of the additional 14,400 square feet. The additional 14,400 square feet space shall commence on May 17, 1993.
     Therefore, the base monthly rental shall be increased to $9,760.08 per month on May 17, 1993 and continue through April 30, 1997.

4.   INTERIOR IMPROVEMENTS:

     Tenant accepts the Premises in its "As-Is" condition except that Landlord at Landlord's expense shall re-carpet the offices referenced on Exhibit "A-2", and repaint the office area also referenced on Exhibit "A-2". Tenant at Tenant's expense will merge the electrical and gas services and pay for any other improvements made on the Premises. All improvements shall be by and in accordance with Trammell Crow Company standard specifications. Landlord shall further give Tenant an allowance of $3,000.00 to go towards Tenant's improvements. This will be paid direct to Landlord's general contractor upon completion.

5.   RIGHT OF FIRST REFUSAL:

     If, during the renewal term of this Lease, the space consisting of approximately 17,575 square feet which is outlined in red on Exhibit "A-3" to this Lease (the "Additional Space") shall become available for lease, after the current lease and renewals thereof of such space to Direct Technology Corporation, and provided the Tenant has not been in default of any of the terms, provisions and covenants of any Lease with Landlord, and has not assigned this Lease or sublet the premises (or a part hereof), and Tenant, in Landlord's opinion, demonstrates sufficient creditworthiness, Tenant shall have the right of first refusal to lease the "Additional Space". Such right shall operate as follows. When a third party becomes seriously interested in the "Additional Space" Landlord shall first offer in writing (all and not part of) such "Additional Space" to Tenant. If, within five (5) days after Landlord gives Tenant such written notice, Landlord does not receive notice in writing that Tenant elects to lease (all and not part of) the "Additional Space" within five (5) days, then Tenant's right to lease the "Additional Space" shall terminate and expire, and Tenant shall have no further rights pursuant to this paragraph. It is agreed and understood that the rental rate for the "Additional Space" shall be no more than $4.70 per square foot excluding taxes, insurance and common area maintenance, and leased on an "as-is" basis.

6.   BROKER:

     Tenant requested and agrees that this renewal and expansion is a direct transaction and that no outside brokers fee is earned or due.

7.   This   Supplemental   Lease  Agreement  is  contingent  on  the  successful
     termination of Direct Technology Corporation on the 14,400 square foot space.

All other terms and conditions of the Lease shall remain in effect and unchanged.

CROW MARKISON 22-27, LIMITED PARTNERSHIP
By: Trammell Crow Dallas Industrial, Inc. Agent

By:_____________________________________      Witness:__________________________

Title:__________________________________      Title:____________________________



WEB TECHNOLOGY, INC.

By:_____________________________________      Witness:__________________________

Title:__________________________________      Title:____________________________

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION

BEING approximately 27,830 square feet out of an approximate 45,405 square foot facility, commonly known as Northgate Phase II, Building 24 located on Markison in Dallas, Texas, and situated on a tract of land described as follows:

BEING 5.798 acres of land in the H. HUSTEAD SURVEY, Abstract No. 587, being part of City Block 8088, also being known as part of Block B/8088 of NORTHGATE BUSINESS PARK - PHASE II, an addition to the City of Dallas, Texas, according to the Revised Map thereof recorded in Volume 84171, Page 3124 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at the intersection of the Northeast line of Markison Road (56' R.O.W.), and the Southeast R.O.W. line of Vista Park Road (56' R.O.W.) said point also being the beginning of a curve to the right, having a central angle of 50(degree)26'54", a radius of 202.00 feet, and tangent of 95.16 feet;

THENCE, Northeasterly along said curve to the right, an arc distance of 177.86 feet to a point of tangency, said point being in the Southeast R.O.W. line of Vista Park Road (56' R.O.W.);

THENCE, N 89(degree) 34'00" E, along said South R.O.W. line of Vista Park Road, a distance of 532.38 feet, said point also being the beginning of a curve to the right, having a central angle of 90(degree)02'05", a radius of 20.00 feet, and a tangent of 20.01 feet;

THENCE, Southeasterly along said Southwest R.O.W. of Vista Park Road and said curve to the right, an arc distance of 31.43 feet to a point of tangency;

THENCE, S 00(degree) 23'55" E, along said West R.O.W. line of Vista Park Road, a distance of 471.24 feet to a point, said point also being the beginning of a curve to the right, having a central angle of 39(degree)31'0l", a radius of
202.00 feet, and a tangent of 72.56 feet;

THENCE, Southwesterly along said Southwest R.O.W. line of Vista Park Road and said curve to the right an arc distance of 139.32 feet to a non-tangent point for a corner;

THENCE, N 500 52'54" W, along said Northeast R.O.W. line of Markison Road, a distance of 858.05 feet to the POINT OF BEGINNING and CONTAINING 252,572.84 Square Feet or 5.798 Acres of Land.

                            THIRD AMENDMENT TO LEASE

*STATE OF TEXAS

                                                 *KNOW ALL MEN BY THESE PRESENTS

*COUNTY OF DALLAS

     THIS THIRD AMENDMENT TO LEASE AGREEMENT is made and entered into by and between MARKISON VISTA JOINT VENTURE ("LANDLORD") and. AETRIUM - WEB TECHNOLOGY, LP ("TENANT").

                               W I T N E S S E T H

     WHEREAS, on or about December 19, 1987, Crow-Markison 22-27, Limited Partnership and Web Technology, Inc. entered into that certain Lease Agreement (the "Lease") pertaining to approximately 13,430 square feet of space (the "Leased Premises") the Leased Premises being located at 10501 Markison Road, Dallas, Texas; and

     WHEREAS, on or about April 22, 1993 Crow-Markison 22-27 Limited Partnership and Web Technology, Inc. entered into that First Amendment to Lease Agreement whereby among other things, the Lease Term was extended and the Leased Premises were increased to 27,830 square feet of space; and

     WHEREAS, all rights, title, and interest in the property and said Lease have been assigned to Markison Vista Joint Venture; and

     WHEREAS, on or about December 5, 1996 Landlord and Web Technology, Inc. entered into that Second Amendment to lease agreement whereby among other things, the Lease Term was extended; and

     WHEREAS, on or about April 1, 1998 Web Technology, Inc. assigned the Lease to Aetrium - Web Technology, LP; and

     WHEREAS, the parties hereto desire to amend the Lease upon the terms and conditions set forth below:

     NOW THEREFORE, For Ten and no/100 dollars ($10.00) in hand paid to each and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1. The Lease term shall be extended so that the expiration date of the Lease will be April 30, 2003.

2. The Base Rent as described in Paragraph 2C(1) shall be increased to $12,756.00 per month. The rental increase to begin on May 1, 2000.

3. Early Termination Election: Tenant may at Tenant's election terminate this Lease prior to the expiration of the Lease term as set forth in Paragraph 1 on April 30, 2001 or April 30, 2002, ("Early Termination Date") upon the terms and conditions set forth herein.

     (i) Tenant shall give Landlord written notice of its election to terminate this Lease at least six (6) months prior to the Early Termination Date upon which termination shall become effective, and

     (ii) No event of default by Tenant or no event that with notice or the passage of time, or both, would constitute an event of default by Tenant shall have occurred on or before the Early Termination Date.

     (iii)Concurrent with the giving of notice under Paragraph 3(i) above, Tenant shall pay to Landlord in cash the sum of $12,756.00 if termination is April 30, 2001.

     (iv) Concurrent with the giving of notice under Paragraph 3(i) above, Tenant shall pay to Landlord in cash the amount of the unamortized Tenant Improvement Allowance incurred by Landlord in connection with this Lease using an interest factor of 12% per annum. By way of example if the amount is $27,830.00 the unamortized amount at April 30, 2001 would be $19,637.00 and at April 30, 2002 would be $10,404.00.

6. Landlord will provide Tenant with an allowance of up to $27,830.00 for Tenant Improvements to be installed in the Leased Premises. All Tenant Improvements are subject to the prior written consent of Landlord which consent shall not be unreasonably withheld. Unless Landlord notifies Tenant at the time the Tenant Improvements are submitted to Landlord that they are to be removed at the termination of the Lease and restored to the existing condition, then Tenant shall have no obligation to remove the Tenant Improvements at the termination of the Lease. Upon the receipt of a notarized Affidavit stating that payment has been made for all work and materials and which includes (1) true and correct copies of releases from all contractors and suppliers of work and materials and (2) other construction costs, Landlord will pay to Tenant such amount within thirty
     (30) days.

7.   Right of First Refusal.

I. Landlord and Tenant acknowledge that 10515 Markison Road containing 17,575 square feet is immediately adjacent to the Premises (hereinafter referred to as "Adjacent Premises").

II. In the event that the Adjacent Premises become available, Landlord shall notify Tenant of the availability of the Adjacent Premises.

III. If Tenant within ten (10) business days after receipt of Landlord's notice as set forth in Paragraph 7 II above, indicates, in writing, its agreement to lease the Adjacent Premises, then the Adjacent Premises shall be included within the Premises and leased to Tenant at the rent per square foot currently being paid by Tenant and otherwise pursuant to the provisions of this lease without any obligations on the part of the Landlord to make any alterations or repairs, and to afford any rent abatement and without any contingency provisions. However, the rent attributable to the Adjacent Premises shall be added to the rent payable under this Lease. The parties shall immediately execute an amendment to this lease stating the addition of the Adjacent Premises.

IV. If the Tenant does not deliver a notice, in writing, within ten (10) business days of receipt of Landlord's said notice, as set forth in Paragraph 7 II above, indicating its agreement to lease the Adjacent Premises, Landlord thereafter shall have the right to lease the Adjacent Premises to any third party or parties and there shall be no further obligation in the future to give Tenant any notice to lease or Right of First Refusal.

8. Landlord hereby agrees to pay a real estate fee in the amount of $6,888.24 to The Staubach Company, payable upon Landlord's return delivery to Tenant of fully executed originals of this Third Amendment to Lease. A further real estate fee of $6,888.24 shall be payable to The Staubach Company on April 30, 2001 and April 30, 2002 in the event Tenant does not elect to terminate as provided for in this Amendment, it being the intention that The Staubach will be paid a real estate fee only for each period that this Amendment is in effect.

9.   Except as modified herein, the Lease remains in full force and effect.

     Executed this ___ day of December, 1999.

                    MARKISON VISTA JOINT VENTURE


                    BY:_____________________________________________
                       Roy H. Greenberg, Board Member



                    AETRIUM-WEB TECHNOLOGY, LLP

                    BY:_____________________________________________

                    ITS:____________________________________________

                            SECOND AMENDMENT TO LEASE

*STATE OF TEXAS

                                                 *KNOW ALL MEN BY THESE PRESENTS

*COUNTY OF DALLAS

     THIS SECOND AMENDMENT TO LEASE AGREEMENT is made and entered into by and between MARKISON VISTA JOINT VENTURE ("LANDLORD") and WEB TECHNOLOGY, INC. ("TENANT").

                               W I T N E S S E T H

     WHEREAS, on or about December 19, 1987, Crow-Markison 22-27, Limited Partnership and Tenant entered into that certain Lease Agreement (the "Lease") pertaining to approximately 13,430 square feet of space (the "Leased Premises") the Leased Premises being located at 10501 Markison Road, Dallas, Texas; and

     WHEREAS, on or about April 22, 1993 Crow-Markison 22-27 Limited Partnership and Tenant entered into that First Amendment to Lease Agreement whereby among other things, the Lease Term was extended and the Leased Premises were increased; and

     WHEREAS, all rights, title, and interest in the property and said Lease have been assigned to Markison Vista Joint Venture; and

     WHEREAS, the parties hereto desire to amend the Lease upon the terms and conditions set forth below:

     NOW THEREFORE, For Ten and no/l00 dollars ($10.00) in hand paid to each and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1. The Lease term shall be extended so that the expiration date of the Lease will be April 30, 2000.

2. The Base Rent as described in Paragraph 2C(1) shall be increased to $11,596.00 per month. The rental increase to begin on May 1, 1997.

3. Early Termination Election: Tenant may at Tenant's election terminate this Lease prior to the expiration of the Lease term as set forth in Paragraph 1 on April 30, 1999, ("Early Termination Date") upon the terms and conditions set forth herein.

     (i) Tenant shall give Landlord written notice of its election to terminate this Lease at least six (6) months prior to the Early Termination Date upon which termination shall become effective, and

     (ii) No event of default by Tenant or no event that with notice or the passage of the, or both, would constitute an event of default by Tenant shall have occurred on or before the Early Termination Date.

4. Landlord hereby agrees to pay a real estate fee in the amount of $12,523.68 to The Stauback Company, payable upon Landlord's return delivery to Tenant of fully executed originals of this Second Amendment to Lease. If Tenant has not delivered a written notice to terminate the Lease as of October 30, 1998, then Landlord will pay an additional real estate fee in the amount of $6,261.84 to The Staubach Company, payable immediately.

5.   Except as modified herein, the Lease remains in full force and effect.

     Executed this ___ day of December, 1996.

                            MARKISON VISTA JOINT VENTURE

                            BY:________________________________
                               Roy H. Greenberg, Board Member



                            WEB TECHNOLOGY, INC.

                            BY:________________________________

                            ITS:_______________________________